                     The Penn Insurance and Annuity Company
                   Independence Square, Philadelphia, PA 19172

National Accounts - Corporate Insurance Agents
Licensed to Sell Variable Annuities and/or Variable
Life Insurance under State Insurance Laws
(Companion Agreement - Form A-1)


                   CORPORATE INSURANCE AGENT SELLING AGREEMENT


         THE PENN INSURANCE AND ANNUITY COMPANY (hereinafter called "PIA") and Hornor, Townsend & Kent, Inc. (hereinafter called "Distributor") enter into this Agreement with (hereinafter called "Corporate Insurance Agent") on this date , 19 agree as follows:

                              W I T N E S S E T H:

         WHEREAS, PIA is in the business of issuing annuity and life insurance contracts to the public;

         WHEREAS, Distributor is an affiliate of PIA, is registered as a broker-dealer under the Securities Exchange Act of 1934, is a member of the National Association of Securities Dealers, Inc., and is assisting PIA in the distribution of such contracts;

         WHEREAS, Corporate Insurance Agent is properly licensed under the insurance laws of the state(s) in which it will act under this agreement;

         WHEREAS, Corporate Insurance Agent is affiliated with , a corporation which is registered as a broker-dealer under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. (hereinafter referred to as "Broker-Dealer");

         WHEREAS, the parties desire to enter into an arrangement under which Corporate Insurance Agent and Broker-Dealer agree to sell certain annuity and life insurance contracts issued by PIA;

         NOW THEREFORE, in consideration of these premises and mutual covenants herein contained, the parties agree as follows:

13.      APPOINTMENT OF CORPORATE INSURANCE AGENT.

         13.1 Subject to the terms and conditions of this agreement, PIA and Distributor appoint Corporate Insurance Agent as a non-exclusive agent for the solicitation of applications for, and the servicing of, annuity and/or variable life insurance contracts identified in the schedule(s) attached hereto, and Corporate Insurance Agent accepts such appointment. The annuity and/or variable life insurance contracts identified in the schedules(s) are referred to herein as "Contracts".

         13.2 Corporate Insurance Agent and its representatives shall be independent contractors as to PIA and Distributor and, subject to the terms and conditions of this agreement, free to exercise their own judgment as to the time, place and means of performing all acts hereunder. Nothing in this agreement is intended to create a relationship of employer and employee as between PIA or Distributor, on the one hand, and representatives of Corporate insurance Agent on the other.

14.      INSURANCE AND SECURITIES REGULATIONS - COORDINATION OF AGREEMENTS.

         14.1 The sale of variable annuity and variable life insurance contracts identified in the schedule(s) attached hereto is subject to and regulated under federal securities laws (and may also be subject to and regulated under certain state securities laws), in addition to state insurance laws. It is understood and agreed that representatives of Corporate Insurance Agent shall be registered representative of Broker-Dealer and that Broker-Dealer shall contemporaneously enter into a Broker-Dealer Selling Agreement with PIA and Distributor covering the sale of such contracts. This agreement and the Broker-Dealer Selling Agreement shall govern the sales of such contracts.

15.      SALE OF CONTRACTS.

         15.1 Corporate Insurance Agent shall use its best efforts to solicit applications for Contracts from persons for whom the Contracts are suitable, in accordance with the terms and conditions of this agreement.

         15.2 All applications for Contracts shall be made on applications forms authorized by PIA. Corporate Insurance Agent shall diligently review all such applications for accuracy and completeness and shall take all reasonable and appropriate measures to assure that applications submitted to PIA are accurate and complete.

         15.3 All purchase payments collected by Corporate Insurance Agent for PIA shall be received in trust and shall be remitted immediately together with the application and any other required documentation, to PIA at the address indicated on the application or to such other address as PIA may specify in writing. All checks or money orders for payments under Contracts shall be drawn to the order of PIA.

         15.4 All applications are subject to acceptance or rejection by PIA in its sole discretion. PIA may at any time in its sole discretion discontinue issuing the Contracts or change the form and content of new Contracts to be issued.

         15.5 In soliciting applications for Contracts, Corporate Insurance Agent may not accept risk of any kind for or on behalf of PIA and may not bind PIA by promise or agreement or alter any Contract in any way.

16.      COMPENSATION.

         16.1 In consideration of and as full compensation for the services performed in accordance with this agreement, Corporate Insurance Agent will receive compensation from PIA as set forth in the schedule(s) attached to this agreement. The schedule(s) shall be signed and dated by the parties.

         16.2 Should PIA for any reason return any payment made under a Contract to the payor, Corporate Insurance Agent shall repay PIA the total amount of any compensation which PIA may have paid with respect to such payment.

         16.3 Corporate Insurance Agent may not withhold or deduct any part of any premium or other payment due PIA for payment of compensation under this agreement or for any other purpose. The right of Corporate Insurance Agent to receive any compensation under this agreement shall at all times be subordinate to the right of PIA or Distributor to offset or apply such compensation against any indebtedness of Corporate Insurance Agent to PIA or Distributor.

         16.4 PIA may, in its sole discretion, change the amount, terms and conditions, of compensation set forth in the schedule(s) attached to this agreement with respect to payment received by PIA under Contracts.

         16.5 PIA shall not be obligated to pay any compensation which would be in violation of applicable laws of any jurisdiction, anything in this agreement to the contrary notwithstanding.

         16.6 With respect to compensation paid in connection with the sale of variable annuity and/or variable life insurance contracts, Corporate Insurance Agent shall, on behalf of Broker-Dealer, maintain such books and records as are necessary for Broker-Dealer to comply with applicable record keeping requirements under federal and state securities laws and under the rules of the National Association of Securities Dealer, Inc. Such records shall be maintained and preserved in conformity with the requirements of Rules 17a-3 and 17a-4 under the Securities Exchange Act of 1934, to the extent that such requirements are applicable to the variable annuity and/or variable life contracts. Further, with respect to such records, Corporate Insurance Agent shall be subject to examination by the Securities and Exchange Commission in accordance with Section 17(a) of the Securities Exchange Act of 1934.

17.      COMPLIANCE WITH INSURANCE LAWS AND REGULATIONS.

         17.1 Corporate Insurance Agent and its representative shall not solicit applications for Contracts in any state or jurisdiction unless they are duly licensed and qualified to do so under the insurance laws and regulations of the state or jurisdiction and unless PIA has notified Corporate Insurance Agent that the Contracts have been approved for sale in the state or jurisdiction.

         17.2 PIA may at any time in its sole discretion withhold or withdraw authority of any representative of Corporate Insurance Agent to solicit applications for the Contracts. Upon PIA giving written notice to Corporate Insurance Agent of its withdrawal of authority of a representative to solicit applications, Corporate Insurance Agent shall immediately cause any such representative to cease all such solicitations.

         17.3 Corporate Insurance Agent shall notify PIA in writing immediately of the termination of the employment or affiliation of an employee or representative who is an appointed agent of PIA pursuant to this agreement.

         17.4 Corporate Insurance Agent shall keep accurate and complete books and records of all transactions relating to the solicitation of applications and for servicing Contracts. The books and records shall be made available to PIA for inspection upon reasonable request.

         17.5 If Corporate Insurance Agent solicits applications for or servicing variable life insurance contracts under this agreement, Corporate Insurance Agent and its representative shall observe the Standards of Suitability for the Sale of Variable Life Insurance set forth on the reverse side of the schedule attached hereto identifying such contacts.

         17.6 Corporate Insurance Agent and its representatives shall comply with all applicable insurance laws and regulations in soliciting applications for and servicing Contracts. Corporate Insurance Agent shall be fully responsible for all acts of its representatives in soliciting applications for and servicing Contracts.


18.      ADVERTISEMENTS, SALES LITERATURE AND OTHER COMMUNICATIONS.

         18.1 Corporate Insurance Agent shall not print, publish, distribute or use any advertisements, sales literature or other writing relating to the Contracts unless such advertisements, sales literature or other writing shall have first been approved in writing by PIA and Distributor.

         18.2 Corporate Insurance Agent shall exercise care not to misrepresent the Contracts or PIA and shall make no oral or written representation which is inconsistent with the terms of the Contracts or with the information in any Prospectus or sales literature furnished by PIA or it misleading in any way.

19.      Indemnification.

         19.1 Corporate Insurance Agent shall indemnify or hold harmless PIA and Distributor and each director and officer of PIA and Distributor against any losses, claims, damages or liabilities, including but not limited to reasonable attorneys' fees and court cost to which PIA or Distributor and any such director or officer may become subject under the Securities Act of 1933 or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any unauthorized use of sales materials or any verbal or written misrepresentations or any unlawful sales practices, or the failure of Corporate Insurance Agent its officers, employees or representative to comply with the provisions of this agreement or the willful misfeasance, bad faith, negligence or misconduct of Corporate Insurance Agent its officers, employees, or representatives in the solicitation of applications for and the servicing of Contracts.

         19.2 PIA and Distributor shall indemnify and hold harmless Corporate Insurance Agent and each officer or director of Corporate Insurance Agent against any losses, claims, damages or liabilities, joint or several, including but not limited to reasonable attorneys' fees and court cost to which Corporate Insurance Agent or such officer or director becomes subject, under the Securities Act of 1933 or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact, required to be stated therein or necessary to make the statements therein not misleading, contained in any registration statement or any post-effective amendment or supplement to the prospectus, or in any sales material written by PIA or Distributor.

         19.3 In the event PIA suffers a loss resulting from Corporate Insurance Agent activities, Corporate Insurance Agent hereby assigns any proceeds received under its fidelity bond to PIA to the extent of such losses. If there is any deficiency amount, whether due to a deductible or otherwise, Corporate Insurance Agent shall promptly pay PIA such amount on demand and Corporate Insurance Agent shall indemnify and hold harmless PIA from any such deficiency and from the costs of collection thereof (including reasonable attorneys' fees).

20.      COMPLAINTS, INVESTIGATIONS & PROCEEDINGS.

         20.1 Corporate Insurance Agent shall promptly notify PIA and Distributor of any allegation that Corporate Insurance Agent or any of its representatives violated any law, regulation or rule in soliciting applications for or servicing Contracts, and shall provide PIA with full details, including copies of all legal documents pertaining thereto.

         20.2 Corporate Insurance Agent shall cooperate fully with PIA and Distributor in any regulatory investigation or proceeding or judicial proceeding involving the solicitation of application for and servicing Contracts by Corporate Insurance Agent or any of its representatives.

21.      NONWAIVER.

         21.1 Forbearance by PIA or Distributor to enforce any rights under this agreement shall not be construed as a waiver of any of the terms and conditions of this agreement and the same shall remain in full force and effect. No waiver of any provision of this agreement shall be deemed to be a waiver of any other provision, whether or not similar, nor shall any waiver of a provision of this agreement be deemed to constitute a continuing waiver.

22.      AMENDMENT.

         22.1 PIA reserves the right to amend this Agreement at any time. Corporate Insurance Agent's submission of an application for a Contract after notice of any such amendment shall constitute agreement of Corporate Insurance Agent to such amendment.

23.      TERMINATION AND ASSIGNMENT.

         23.1 This agreement may be terminated by any party, with or without cause, upon giving written notices to the other parties. This agreement shall automatically terminate if Corporate Insurance Agent is adjudicated as bankrupt or avails itself of any insolvency act or if a permanent receiver or trustee in bankruptcy is appointed for the property of Corporate Insurance Agent. Upon termination of this agreement, with or without cause, all authorizations, rights and obligations shall cease, except the rights and obligations set forth in sections 7 and 8 of this agreement and the obligations to settle account hereunder, including the immediate forwarding of all payments received by Corporate Insurance Agent under Contract to PIA, and except as may be expressly stated otherwise in this agreement.

         23.2 This agreement may not be assigned without the written consent of all parties.

24.      GOVERNING LAW

         24.1 This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first written.


                                           -------------------------------------
                                              Name of Corporate Insurance Agent

                                       By:
                                          --------------------------------------
                                                         Signature


                                          --------------------------------------
                                                           Name


                                          --------------------------------------
                                                           Title


                                        THE PENN INSURANCE AND ANNUITY COMPANY

                                        By:
                                          --------------------------------------
                                                          Signature


                                          --------------------------------------
                                                             Name


                                          --------------------------------------
                                                             Title


                                        HORNOR, TOWNSEND & KENT, INC.

                                        By:
                                          --------------------------------------
                                                          Signature


                                          --------------------------------------
                                                             Name


                                          --------------------------------------
                                                           Title

                     The Penn Insurance and Annuity Company
                   Independence Square, Philadelphia, PA 19172


                             AMENDMENT TO CORPORATE
                        INSURANCE AGENT SELLING AGREEMENT
                        (Companion Agreement - Form A-1)


Name of Corporate insurance Agent:______________________________________________

Individual Variable and Fixed Only Annuity Contracts - Pennant

Date of Corporate Selling Agreement (Companion Agreement - Form A-1) to which this schedule is attached:

1. SUBSECTION 3.3 OF SECTION 3 OF THE CORPORATE INSURANCE AGENT SELLING AGREEMENT IS AMENDED TO PROVIDE AS FOLLOWS:

                  All payments collected by Corporate Insurance Agent shall be received in trust and shall be remitted immediately together with all required documentation, to PIA at the address stated on the application or to such other address as PIA may specify in writing. All checks and money orders for payments under Contracts shall be drawn to the order of PIA. Notwithstanding the foregoing, in cases where Corporate Insurance Agent deducts compensation from premiums and other payments, as provided in subsection 4.3 of Section 4 below, checks and money orders may be made payable to Corporate Insurance Agent and Corporate Insurance Agent may send the remaining balance (after deducting compensation ) to PIA, provided the balance is remitted immediately to PIA.

2. SUBSECTION 4.3 OF SECTION 4 OF THE CORPORATE INSURANCE AGENT SELLING AGREEMENT IS AMENDED TO PROVIDE AS FOLLOWS:

                  Except as provided in this subsection, Corporate Insurance Agent may not withhold or deduct any part of any premium or other payment due PIA for payment of compensation under this agreement or for any other purpose. Corporate Insurance Agent may deduct compensation as set forth in Schedule 1 attached to the Agreement from premiums and other payments due PIA under the Agreement and may send the remaining balance to PIA, provided that in doing so Corporate Insurance Agent complies fully with Rule l5c3-3(k)(2)(i) under the Securities Exchange Act of 1934, to the extent applicable. The right of Corporate Insurance Agent to receive or retain any compensation under this agreement shall at all times be subordinate to the right of PIA or Distributor to offset or apply such compensation against any indebtedness of Corporate Insurance Agent to PIA or Distributor.

                                    Agreed:


Date:
     --------------------------          ---------------------------------------
                                               Corporate Insurance Agent
                                       By:
                                          --------------------------------------
                                                         Signature


                                          --------------------------------------
                                                           Name


                                          --------------------------------------
                                                           Title


                                        THE PENN INSURANCE AND ANNUITY COMPANY

                                        By:
                                          --------------------------------------
                                                          Signature


                                          --------------------------------------
                                                             Name


                                          --------------------------------------
                                                             Title


                                        HORNOR, TOWNSEND & KENT, INC.

                                        By:
                                          --------------------------------------
                                                          Signature


                                          --------------------------------------
                                                             Name


                                          --------------------------------------
                                                           Title

                         SCHEDULE I DATED MARCH 1, 1995
                                       To
                             SALES SUPPORT AGREEMENT
                                     Between
                 THE PENN INSURANCE AND ANNUITY COMPANY ("PIA")
                                       And
                       HORNOR, TOWNSEND KENT, INC. ("HTK")

                            DATED AS OF MARCH 1, 1995


INDIVIDUAL VARIABLE AND FIXED ANNUITY CONTRACTS

Individual Variable and Fixed Annuity Contracts - Flexible Purchase Payments - Form IA-94 and variations thereof as required under state insurance laws

COMPENSATION

1. With respect to agents/registered representatives who are compensated under the high commission schedule for sales of Contracts identified in this Schedule I (Option A), PIA shall pay HTK .20% of purchase payments made under the Contracts and a percentage of the Contract Values at the annual rate of .01%.

2. With respect to agents/registered representatives who are compensated under the medium commission schedule for sales of Contracts identified in this Schedule I (Option B), PIA shall pay HTK . 15% of purchase payments made under the Contracts and a percentage of the Contract Values at the annual rate of .02%.

3. With respect to agents/registered representatives who are compensated under the low commission schedule for sales of Contracts identified in this Schedule I (Option C), PIA shall pay HTK .10% of purchase payments made under the Contracts and a percentage of the Contract Values at the annual rate of .03%.

With respect to each Contract, the asset based compensation described in the forgoing sections (i.e. percentage of Contract Values) shall commence in the first calendar quarter following the completion of the first contract year. The compensation shall be paid in installments at the end of each calendar quarter.

THE PENN INSURANCE AND ANNUITY COMPANY
INDEPENDENCE SQUARE, PHILADELPHIA, PA 19172












                             AGENT'S AGREEMENT



                             VARIABLE ANNUITY

                             AND

                             VARIABLE LIFE INSURANCE

                             CONTRACT SALES






                             Dated _________________

                  ______________________________________________________________

                  AGENT'S AGREEMENT
                  VARIABLE ANNUITY AND VARIABLE LIFE INSURANCE
                  CONTRACT SALES


                  THIS AGREEMENT entered into this __________day of ___________, 199___ among the The Penn Insurance and Annuity Company, a Delaware corporation ("PIA"), Hornor, Townsend and Kent, Inc., a Pennsylvania corporation (the "Broker") and _________________________, a soliciting agent of The Penn
                  Insurance and Annuity Company ("Agent").

                  ______________________________________________________________


                  WITNESSETH

                  WHEREAS, Agent is engaged in the business of soliciting applications for insurance policies and annuity contracts pursuant to a contract with The Penn Insurance and Annuity Company or a general agent of The Penn Insurance and Annuity Company;

                  WHEREAS, Agent desires to solicit applications for variable annuity contracts and/or variable life insurance contracts ("Contracts") issues by The Penn Insurance and Annuity Company;

                  WHEREAS, the Contracts may be deemed to be securities under the securities act of 1933, and applicable state laws, and the sale of such securities may be deemed to be through an instrumentality of interstate commerce within the meaning of Section 15(a) of the Securities Exchange Act of 1934 (the "1934 Act");

                  WHEREAS, the Broker is a wholly-owned subsidiary of The Penn Insurance and Annuity Company, is registered as a broker-dealer under Section 15(b) of the 1934 Act and is a member of the National Association of Securities Dealers Inc. (the "NASD");

                  WHEREAS, Agent is, or expects shortly to be, duly qualified to act as a representative of the Broker under the provisions of the 1934 Act and the applicable rules of the NASD and has agreed to accept the supervision and control of the Broker in connection with the sale of Contracts;

                  WHEREAS, the parties hereto desire to set forth the duties, authority and responsibility of each of the parties in connection with the sale of Contracts;

                  NOW, THEREFORE, IT IS MUTUALLY AGREED AS FOLLOWS:

                  1. The Broker agrees to supervise diligently the securities activities of Agent with respect to the sale of Contracts and agrees to establish, from time to time, such rules and procedures as may be necessary to insure compliance with applicable federal and state securities laws and rules of the NASD relating to the sale of Contracts.

                  2. Agent agrees to comply with such rules and regulations as the Securities and Exchange Commission, the NASD or the Broker may establish from time to time relating to the sale of Contracts, to observe all applicable federal and state laws relating to Contracts and to submit to such supervision regarding sales of Contracts as may be necessary to insure compliance herewith. In addition to such other rules as may be established by the Broker from time to time. Agent shall adhere to high standards of commercial honor and just and equitable principles of trade in accordance with the Rules of Fair Practice of the NASD and the interpretation of its Board of Governors in all respects in the sale of Contracts, and shall not use any advertising or sales literature in connection with sales of Contracts other than that supplied by The Penn Insurance and Annuity Company and approved by the Broker.

                  3. Agent agrees that he or she shall have authority to solicit applications for Contracts only so long as (a) neither this Agreement nor Agent's contract with The Penn Insurance and Annuity Company or with a general agent of The Penn Insurance and Annuity Company has been terminated; (b) he or she continues to be qualified as an associated person of the Broker pursuant to the 1934 Act and NASD rules; (c) he or she is authorized to solicit applications for Contracts under the laws of the state in which such solicitations are made; and (d) all such solicitations are made in accordance with the requirements of federal and state securities laws and the rules thereunder and the rules of the NASD.

                  4. The parties agree that:

                     (a) Except to the extent modified hereby, Agent's contract with The Penn Insurance and Annuity Company or with a general agent of The Penn Insurance and Annuity Company shall continue in full force and effect according to its terms.

                     (b) All commissions payable on sales of Contracts shall be paid by The Penn Insurance and Annuity Company to Agent under Agent's contract with The Penn Insurance and Annuity Company or with a general agent of The Penn Insurance and Annuity Company nothing contained herein shall create any right, title or interest in the Broker to such commissions nor any responsibility on the part of the Broker for payment of such commissions.

                     (c) In the event the Broker shall notify The Penn Insurance and Annuity Company that Agent has failed or refused to submit to supervision of the Broker or has otherwise failed to meet the rules and standards imposed by the Broker, Agent's authority to solicit applications for (and any other activity relating to) Contracts shall immediately cease upon written or oral advice to Agent by the Broker or The Penn Insurance and Annuity Company, notwithstanding anything to the contrary in Agent's contract with The Penn Insurance and Annuity Company or with a general agent of The Penn Insurance and Annuity Company; provided, however, withdrawal of such authority shall not, of itself, affect the authority of Agent to solicit applications for other annuity contracts of insurance policies under his or her contract with The Penn Insurance and Annuity Company or with a general agent of The Penn Insurance and Annuity Company.

                     (d) The Penn Insurance and Annuity Company shall have the right to relay upon the advice of the Broker in all matters relating to the super-vision of securities activities of Agent and the qualification of Agent to engage in such activities. Any decision relating to such supervision or qualification by the Broker shall be final and binding on the parties hereto.

                  (5) This Agreement shall continue until terminated by any party on written notice, except that in the event the Broker shall cease to be a registered broker-dealer under the 1934 Act, or the Agent is no longer authorized to solicit applications for Contracts under the terms and conditions hereof, this Agreement shall immediately terminate.


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.





                                            -------------------------------
                                                          Agent

                                            HORNOR, TOWNSEND AND KENT, INC.

                                            By
                                            -------------------------------


                                            -------------------------------
                                                          Title


                                            THE PENN INSURANCE AND ANNUITY
                                            COMPANY


                                            By
                                            -------------------------------


                                            -------------------------------
                                                          Title